NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- ----------------- ------------ ----------------
TRUSTEE                          FOR               WITHHELD     PERCENTAGE FOR
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
John J. Brennan                  16,784,653,841    18,607,334   99.9%
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Charles D. Ellis                 16,784,890,905    18,370,269   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Rajiv L. Gupta                   16,783,876,595    19,384,579   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
JoAnn Heffernan Heisen           16,784,592,095    18,669,079   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Burton G. Malkiel                16,774,885,176    28,375,998   99.8
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
Alfred M. Rankin, Jr.            16,784,539,526    18,721,648   99.9
-------------------------------- ----------------- ------------ ----------------
-------------------------------- ----------------- ------------ ----------------
J. Lawrence Wilson               16,784,114,836    19,146,338   99.9
-------------------------------- ----------------- ------------ ----------------
*Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------- ------------------- ---------------- ----------------- ----------------- --------------
                      FOR                 AGAINST          ABSTAIN           BROKER            PERCENTAGE
                                                                             NON-VOTES         FOR
--------------------- ------------------- ---------------- ----------------- ----------------- --------------
--------------------- ------------------- ---------------- ----------------- ----------------- --------------
Institutional Index   13,824,454,403      828,377,739      397,160,946       604,532,380       88.3%
--------------------- ------------------- ---------------- ----------------- ----------------- --------------

o RECLASSIFY THE FUND AS NONDIVERSIFIED. This change to "nondiversified" status enables the fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
                      FOR                 AGAINST           ABSTAIN          BROKER            PERCENTAGE
                                                                             NON-VOTES         FOR
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Institutional Index   14,044,500,862      798,800,079       206,692,146      604,532,380       89.7%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

Note: Vote tabulations are rounded to the nearest whole number.